Exhibit 5.2

September 25, 2012

JAG Footwear, Accessories

  and Retail Corporation

1411 Broadway

New York, NY 10018

Ladies and Gentlemen:

We have acted as special counsel to JAG Footwear, Accessories and Retail Corporation, a New Jersey corporation (the “Company”), in connection with the sale by the Company, The Jones Group Inc., a Pennsylvania corporation (“Jones Group”), Jones Apparel Group Holdings, Inc., a Delaware corporation (“Jones Apparel Group Holdings”), Jones Apparel Group USA, Inc., a Delaware corporation (“Jones Apparel Group USA”, and together with Jones Group, Jones Apparel Group Holdings and the Company, the “Issuers”) of $100,000,000 aggregate principal amount of 6.875% Senior Notes due 2019 (the “Notes”).

The Notes will be issued under an indenture dated as of March 7, 2011 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”).

All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Documents (hereafter defined).

In connection with this opinion, we have examined executed copies of the Indenture and the Notes (collectively, the “Transaction Documents”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation, as amended, the Company’s bylaws, as amended and/or restated to date, resolutions of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Notes as we have deemed appropriate. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to

JAG Footwear, Accessories

and Retail Corporation

authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and the other information made available to us by the Company. We have further assumed that the Indenture has been duly authorized, executed and delivered by, and represents the legal, valid and binding obligation of, the Trustee.

Statements made herein “to the best of our knowledge” or with respect to matters “known to us” are based solely on information actually known to those attorneys currently practicing with this firm and engaged in the representation of the Company in connection with the Transaction Documents. Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

Based upon the foregoing, we are of the opinion that:

(a) Based solely on the Certificate of Good Standing Certificate issued by the Department of Treasury of the State of New Jersey and dated September 24, 2012, the Company is a corporation organized, existing, validly registered and in good standing under the laws of the State of New Jersey.

(b) The Company has the requisite corporate power and authority to execute, deliver and perform all of its undertakings under the Transaction Documents and, to our knowledge, to conduct its business as currently conducted.

(c) The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.

In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of the Notes, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of the Notes. We express no opinion as to the laws of any jurisdiction other than the State of New Jersey.

JAG Footwear, Accessories

and Retail Corporation

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement on Form S-3 (Registration No. 333-166566) filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2010, for registration under the Securities Act of 1933 (the “Act”) of an indeterminate amount of debt securities to be issued from time to time by the Company (the “Registration Statement”) and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ DRINKER BIDDLE & REATH LLP